NEWS RELEASE

FOR IMMEDIATE RELEASE

SANDY SPRING BANCORP REPORTS SECOND QUARTER RESULTS

OLNEY, MARYLAND, July 23, 2009 — Sandy Spring Bancorp, Inc., (Nasdaq-SASR) the parent company of Sandy Spring Bank, today announced a net loss available to common shareholders for the second quarter of 2009 of $1.5 million (($.09) per diluted share) compared to net income of $5.7 million ($.34 per diluted share) for the second quarter of 2008 and net income available to common shareholders of $1.0 million ($.06 per diluted share) for the first quarter of 2009. The second quarter of 2009 included an FDIC special assessment charge of $1.7 million and a provision for loan and lease losses of $10.6 million related primarily to the residential real estate development portfolio.

Net loss available to common shareholders for the six-month period ending June 30, 2009 totaled $465,000 (($.03) per diluted share) compared to net income of $13.9 million ($.84 per diluted share) for the prior year period. The results for the year-to-date include a provision for loan and lease losses totaling $21.2 million for the first six months of 2009 and the FDIC special assessment charge mentioned previously.

“Our second quarter and year-to-date earnings were reduced primarily by the higher level of the provision for loan losses and the special assessment by the FDIC when compared to 2008. As a result of the local and regional economies’ negative impact on our clients, we have continued to build reserves mainly in the residential real estate portfolio,” said Daniel J. Schrider, president and chief executive officer.

“However, on the deposit side of the balance sheet we continued to experience strong deposit growth in the second quarter as our customer funding sources increased 15% over the prior year. This growth is being driven largely by our strategy to capitalize on opportunities resulting from several recent local acquisitions and related efforts to develop new multi-product customer relationships that we can rely upon for the long term to grow our market share in the Mid-Atlantic region.”

“Total loan balances declined for the first six months of 2009 compared to 2008 as overall demand continued to be soft. However, residential mortgage lending was a bright spot as we closed over $250 million in residential mortgage loans during the first six months of the year compared to $146 million in the first six months of last year,” said Schrider. “We view the growth in both residential mortgage activity and deposits as evidence of our success in growing the number of area households that are expanding their use of our full menu of financial services.”

Second Quarter Highlights:

•
The provision for loan and lease losses totaled $10.6 million for the quarter compared to $6.2 million for the second quarter of 2008 and $10.6 million for the first quarter of 2009.  The provision was due to continued internal risk rating downgrades, charge-offs and additional specific reserves primarily related to loans in the residential real estate development portfolio.

•	The net interest margin was 3.11% for the second quarter compared to 3.96% for the second quarter of 2008 and 3.39% for the first quarter of 2009.

•
Noninterest expenses increased 8% for the quarter compared to the second quarter of 2008 and increased 11% versus the first quarter of 2009. Excluding the FDIC special assessment charge in the second quarter, noninterest expenses increased 1% compared to the second quarter of 2008.These results reflect a continuing emphasis on expense control which originated with project LIFT, a previously disclosed initiative for improved management of operating expenses.

•
Customer funding sources, comprised of deposits and other short-term borrowings from core customers, increased 15% compared to the balance at June 30, 2008, and also increased 4% over the balance at March 31, 2009. These increases were due primarily to growth in the Company’s new Premier money market savings product and growth in noninterest-bearing deposits.

Review of Balance Sheet and Credit Quality

Comparing June 30, 2009 balances to June 30, 2008, total assets increased 14% to $3.6 billion. Asset growth was reflected primarily in increases of 105% in investments and 64% in cash and cash equivalents.  This growth was due mainly to a 16% increase in deposits. Total loans and leases decreased 2% to $2.4 billion compared to the prior year. This decrease in loans was due mainly to a net 11% decrease in residential mortgage loans which was somewhat offset by a 5% increase in consumer loans.  Total loans decreased 3% compared to the first quarter of 2009.

Customer funding sources, which include deposits plus other short-term borrowings from core customers, increased 15% to $2.7 billion at June 30, 2009 compared to the prior year.  Such customer funding sources also increased 4% compared to the first quarter of 2009. These increases were due primarily to growth resulting from the Company’s new Premier money market account as well as growth in noninterest-bearing deposits.

Stockholders’ equity totaled $391.3 million at June 30, 2009, and represented 10.8% of total assets, compared to 10.1% at June 30, 2008.   At June 30, 2009 the Company had a total risk-based capital ratio of 13.86%, a tier 1 risk-based capital ratio of 12.60% and a tier 1 leverage ratio of 9.95% which were all above amounts needed in order to be categorized as “well capitalized” for regulatory purposes.

The provision for loan and lease losses totaled $10.6 million for the second quarter of 2009 compared to $6.2 million for the second quarter of 2008 and $10.6 million for the first quarter of 2009. As discussed above, these increases were primarily due to internal risk rating downgrades, charge-offs and additional specific reserves primarily related to loans in the residential real estate development portfolio.

Loan charge-offs, net of recoveries totaled $12.1 million for the second quarter of 2009 compared to net charge-offs of $0.6 million for the second quarter of 2008 and net charge-offs of $1.3 million for the first quarter of 2009. The allowance for loan and lease losses represented 2.44% of outstanding loans and leases and 42% of non-performing loans at June 30, 2009 compared to 2.43% of outstanding loans and leases and 50% of non-performing loans at March 31, 2009 and 1.38% of outstanding loans and leases and 53% of non-performing loans at June 30, 2008.

Non-performing assets totaled $146.3 million at June 30, 2009 compared to $64.9 million at June 30, 2008 and $125.8 million at March 31, 2009. The increase over the prior year was due primarily to $60.5 million in real estate development loans, $6.2 million in residential mortgage loans and $3.2 million in commercial loans that together totaled $69.9 million. The increase over the first quarter of 2009 was due primarily to $23.4 million in residential real estate development loans and $6.2 million in residential mortgage loans.

Income Statement Review

Comparing the second quarter of 2009 and 2008, net interest income decreased by $2.7 million, or 10%, due primarily to the decline in loan demand caused by the current state of the economy. This required the Company to invest the funds generated from deposit growth in investment securities with lower comparative yields thus exerting downward pressure on the net interest margin. Net interest income for the quarter was also negatively affected by the growth in nonperforming loans discussed above. These factors produced a net interest margin decrease to 3.11% in 2009 from 3.96% in 2008.

Noninterest income decreased 6% to $11.0 million in the second quarter of 2009 as compared to $11.7 million in the second quarter of 2008. Service charges on deposit accounts decreased $0.4 million or 11% due primarily to lower overdraft fees. Fees on sales of investment products decreased $0.3 million or 31% compared to the second quarter of 2008 and trust and investment management fees declined $0.1 million or 5%, both of which were due primarily to a decline in assets under management. In addition, insurance agency commissions decreased $0.3 million or 23% due to the overall effect of the current economy. These decreases were somewhat offset by an increase in gains on sales of mortgage loans of $0.1 million or 20% due largely to higher mortgage refinancing volumes reflecting market conditions. Other noninterest income also increased $0.4 million or 23% compared to the second quarter of 2008.

Noninterest expenses were $26.9 million in the second quarter of 2009 compared to $24.9 million in the second quarter of 2008, an increase of $2.0 million or 8%. This increase was due in large part to an increase of $2.4 million in FDIC insurance expense resulting primarily from a one time special assessment by the FDIC which totaled $1.7 million. Salaries and benefits expenses decreased $0.2 million or 1%, while occupancy and equipment expenses decreased $0.3 million or 6% compared to the second quarter of 2008. The overall noninterest expense performance continues to reflect the effect of stringent expense controls implemented as part of project LIFT.

Comparing the first six months of 2009 and 2008, net interest income decreased by $4.2 million, or 8% due primarily to the downward pressure on the net interest margin resulting from the lack of loan demand which caused the Company to invest the funds generated by the growth in deposits into investment securities which carry a lower yield as mentioned above. Net interest income for the year-to-date was also negatively affected by the growth in nonperforming loans mentioned above. These factors produced a net interest margin decrease to 3.24% in 2009 from 3.97% in 2008.

Noninterest income decreased 6% to $23.0 million for the first six months of 2009 as compared to $24.4 million in 2008.  Service charges on deposit accounts decreased $0.5 million or 8% due primarily to lower overdraft fees while insurance agency commissions decreased $0.4 million or 10%. Fees on sales of investment products decreased $0.4 million or 23% and trust and investment management fees declined $0.2 million or 5%, both of which were due primarily to a decline in assets under management. These decreases were somewhat offset by an increase in gains on sales of mortgage loans of $0.4 million or 31% due largely to higher mortgage refinancing volumes reflecting market conditions. Other noninterest income also increased $0.2 million or 8% compared to 2008.

Noninterest expenses were $51.1 million for the first six months of 2009 compared to $49.6 million in 2008, an increase of $1.5 million or 3%. This increase was due primarily to an increase of $2.9 million in FDIC insurance expense which includes a one time special assessment in the second quarter by the FDIC of $1.7 million. Salaries and benefits expenses decreased $0.7 million or 3%, while marketing expenses decreased $0.1 million or 8% and expenses for outside data services decreased $0.4 million or 20% compared to the first six months of 2008.

Conference Call

The Company’s management will host a conference call to discuss its second quarter results today at 2:00 P.M. (ET).   A live Web cast of the conference call is available through the Investor Relations’ section of the Sandy Spring Web site at www.sandyspringbank.com.  Participants may call 888-569-5033. A password is not necessary.  Visitors to the Web site are advised to log on 10 minutes ahead of the scheduled start of the call.  An internet-based replay will be available at the Web site until 12:00 midnight (ET) August 23, 2009.  A telephone voice replay will also be available during that same time period at 888-203-1112.  Please use pass code #7314001 to access.

About Sandy Spring Bancorp/Sandy Spring Bank

With $3.6 billion in assets, Sandy Spring Bancorp is the holding company for Sandy Spring Bank and its principal subsidiaries, Sandy Spring Insurance Corporation, The Equipment Leasing Company and West Financial Services, Inc.  Sandy Spring Bancorp is the largest publicly traded banking company headquartered in Maryland. Sandy Spring is a community banking organization that focuses its lending and other services on businesses and consumers in the local market area. Independent and community-oriented, Sandy Spring Bank was founded in 1868 and offers a broad range of commercial banking, retail banking and trust services through 42 community offices in Anne Arundel, Carroll, Frederick, Howard, Montgomery, and Prince George’s counties in Maryland, and Fairfax and Loudoun counties in Virginia. Through its subsidiaries, Sandy Spring Bank also offers a comprehensive menu of leasing, insurance and investment management services. Visit www.sandyspringbank.com to locate an ATM near you or for more information about Sandy Spring Bank.

For additional information or questions, please contact:
Daniel J. Schrider, President & Chief Executive Officer, or
Philip J. Mantua, E.V.P. & Chief Financial Officer
Sandy Spring Bancorp
17801 Georgia Avenue
Olney, Maryland 20832
1-800-399-5919
Email:     DSchrider@sandyspringbank.com
 PMantua@sandyspringbank.com
Web site:  www.sandyspringbank.com

Forward-Looking Statements

Sandy Spring Bancorp makes forward-looking statements in this news release and in the conference call regarding this news release.  These forward-looking statements may include: statements of goals, intentions, earnings expectations, and other expectations; estimates of risks and of future costs and benefits; assessments of probable loan and lease losses; assessments of market risk; and statements of the ability to achieve financial and other goals.

Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions.  Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time.  Forward-looking statements speak only as of the date they are made.  Sandy Spring Bancorp does not assume any duty and does not undertake to update its forward-looking statements.  Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those that Sandy Spring Bancorp anticipated in its forward-looking statements, and future results could differ materially from historical performance.

Sandy Spring Bancorp’s forward-looking statements are subject to the following principal risks and uncertainties: general economic conditions and trends, either nationally or locally; conditions in the securities markets; changes in interest rates; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; changes in real estate values; changes in the quality or composition of the Company’s loan or investment portfolios; changes in competitive pressures among financial institutions or from non-financial institutions; the Company’s ability to retain key members of management; changes in legislation, regulations, and policies; and a variety of other matters which, by their nature, are subject to significant uncertainties.  Sandy Spring Bancorp provides greater detail regarding some of these factors in its Form 10-K for the year ended December 31, 2008, including in the Risk Factors section of that report, and in its other SEC reports.  Sandy Spring Bancorp’s forward-looking statements may also be subject to other risks and uncertainties, including those that it may discuss elsewhere in this news release or in its filings with the SEC, accessible on the SEC’s Web site at www.sec.gov.

Sandy Spring Bancorp, Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS (Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30,		%	June 30,		%
	2009	2008	Change	2009	2008	Change
Profitability for the period:
Net interest income	$24,448	$27,119	(10)%	$49,473	$53,698	(8)%
Provision for loan and lease losses	10,615	6,189	72	21,228	8,856	140
Noninterest income	11,030	11,695	(6)	23,004	24,391	(6)
Noninterest expenses	26,858	24,886	8	51,108	49,589	3
Income (loss) before income taxes	(1,995)	7,739	(126)	141	19,644	(99)
Net income (loss)	$(280)	$5,651	(105)	$1,937	$13,856	(86)
Net income (loss) available to common shareholders	$(1,482)	$5,651	(126)	$(465)	$13,856	(103)

Return on average assets (1)	(0.17)%	0.73%		(0.03)%	0.90%
Return on average common equity (1)	(1.90)%	7.09%		(0.30)%	8.76%
Net interest margin	3.11%	3.96%		3.24%	3.97%
Efficiency ratio - GAAP *	75.70%	64.11%		70.52%	63.50%
Efficiency ratio - Non-GAAP *	70.58%	59.73%		65.85%	59.45%

Per share data:
Basic net income (loss)	$(0.02)	$0.35	(106)%	$0.12	$0.85	(86)%
Basic net income (loss) per common share	(0.09)	0.35	(126)	(0.03)	0.85	(104)
Diluted net income (loss)	(0.02)	0.34	(106)	0.12	0.84	(86)
Diluted net income (loss) per common share	(0.09)	0.34	(126)	(0.03)	0.84	(104)
Dividends declared per common share	0.12	0.24	(50)	0.24	0.48	(50)
Book value	18.92	19.56	(3)	18.92	19.56	(3)
Average fully diluted shares	16,444,252	16,427,213		16,424,490	16,417,511

At period-end:
Assets	$3,617,497	$3,164,123	14%	$3,617,497	$3,164,123	14%
Deposits	2,650,485	2,294,791	16	2,650,485	2,294,791	16
Total loans and leases	2,389,389	2,428,948	(2)	2,389,389	2,428,948	(2)
Securities	875,374	427,232	105	875,374	427,232	105
Stockholders' equity	391,262	320,218	22	391,262	320,218	22

Capital and credit quality ratios:
Average equity to average assets	11.08%	10.22%		11.33%	10.25%
Allowance for loan and lease losses to loans and leases	2.44%	1.38%		2.44%	1.38%
Nonperforming assets to total assets	4.05%	2.05%		4.05%	2.05%
Annualized net charge-offs to average loans and leases	1.97%	0.11%		1.09%	0.04%

(1) Calculation utilizes net income available to common shareholders

*
The GAAP efficiency ratio is noninterest expenses divided by net interest income plus noninterest income from the Consolidated Statements of Income. The traditional, non-GAAP efficiency ratio excludes intangible asset amortization from noninterest expenses; excludes securities gains from noninterest  income; and adds the tax-equivalent adjustment to net interest income. See the Reconciliation Table included with these Financial Highlights.

Sandy Spring Bancorp, Inc. and Subsidiaries
Reconciliation of GAAP and Non-GAAP Efficiency Ratios (Unaudited)
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
GAAP efficiency ratio:
Noninterest expenses–GAAP	$26,858	$24,886	$51,108	$49,589

Net interest income plus noninterest income	35,478	38,814	72,477	78,089

Efficiency ratio–GAAP	75.70%	64.12%	70.52%	63.50%

Non-GAAP efficiency ratio:
Noninterest expenses	$26,858	$24,886	$51,108	$49,589
Less non-GAAP adjustment:
Amortization of intangible assets	1,047	1,117	2,102	2,241
Noninterest expenses–as adjusted	25,811	23,769	49,006	47,348

Net interest income plus noninterest income	35,478	38,814	72,477	78,089
Plus non-GAAP adjustment:
Tax-equivalency	1,123	1,061	2,132	2,201
Less non-GAAP adjustments:
Securities gains	30	79	192	653
Net interest income plus noninterest income – as adjusted	36,571	39,796	74,417	79,637

Efficiency ratio – Non-GAAP	70.58%	59.73%	65.85%	59.45%

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share data)

	June 30 (Unaudited)		December 31
	2009	2008	2008
Assets
Cash and due from banks	$43,360	$62,630	$44,738
Federal funds sold	2,034	11,678	1,110
Interest-bearing deposits with banks	77,090	462	59,381
Cash and cash equivalents	122,484	74,770	105,229

Residential mortgage loans held for sale (at fair value)	14,494	12,087	11,391
Investments available-for-sale (at fair value)	697,314	218,323	291,727
Investments held-to-maturity - fair value of $150,109 $184,540 and $175,908, respectively	145,937	180,556	171,618
Other equity securities	32,123	28,353	29,146

Total loans and leases	2,389,389	2,428,948	2,490,646
Less: allowance for loan and lease losses	(58,317)	(33,435)	(50,526)
Net loans and leases	2,331,072	2,395,513	2,440,120

Premises and equipment, net	50,460	52,928	51,410
Other real estate owned	6,829	1,352	2,860
Accrued interest receivable	13,007	12,658	11,810
Goodwill	76,816	78,376	76,248
Other intangible assets, net	10,080	14,390	12,183
Other assets	116,881	94,817	109,896
Total assets	$3,617,497	$3,164,123	$3,313,638

Liabilities
Noninterest-bearing deposits	$553,604	$480,861	$461,517
Interest-bearing deposits	2,096,881	1,813,930	1,903,740
Total deposits	2,650,485	2,294,791	2,365,257

Short-term borrowings	496,463	421,881	421,074
Long-term borrowings	14,434	67,070	66,584
Subordinated debentures	35,000	35,000	35,000
Accrued interest payable and other liabilities	29,853	25,163	33,861
Total liabilities	3,226,235	2,843,905	2,921,776

Stockholders' Equity
Preferred stock— par value $1.00 (liquidation preference of $1,000 per share) shares authorized 83,094, 0 and 83,094, respectively; shares issued and outstanding 83,094, 0 and 83,094, respectively (discount of $3,329, 0 and $3,654, respectively)	79,765	-	79,440
Common stock — par value $1.00; shares authorized 49,916,906 50,000,000 and 49,916,906. respectively; shares issued and outstanding 16,460,921, 16,373,681, and 16,398,523, respectively	16,461	16,374	16,399
Warrants	3,699	-	3,699
Additional paid in capital	86,883	84,759	85,486
Retained earnings	209,980	220,712	214,410
Accumulated other comprehensive loss	(5,526)	(1,627)	(7,572)
Total stockholders' equity	391,262	320,218	391,862
Total liabilities and stockholders' equity	$3,617,497	$3,164,123	$3,313,638

Certain reclassifications of information previously reported have been made to conform with current presentation.

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Interest income:
Interest and fees on loans and leases	$32,066	$36,696	$65,299	$75,165
Interest on loans held for sale	253	122	533	218
Interest on deposits with banks	43	24	89	73
Interest and dividends on securities:
Taxable	4,531	1,880	7,726	4,578
Exempt from federal income taxes	1,774	2,972	3,746	5,303
Interest on federal funds sold	1	151	3	430
Total interest income	38,668	41,845	77,396	85,767
Interest expense:
Interest on deposits	9,921	10,583	19,375	23,605
Interest on short-term borrowings	3,614	3,063	7,060	6,342
Interest on long-term borrowings	685	1,080	1,488	2,122
Total interest expense	14,220	14,726	27,923	32,069
Net interest income	24,448	27,119	49,473	53,698
Provision for loan and lease losses	10,615	6,189	21,228	8,856
Net interest income after provision for loan and lease losses	13,833	20,930	28,245	44,842
Noninterest income:
Securities gains	30	79	192	653
Service charges on deposit accounts	2,851	3,202	5,714	6,232
Gains on sales of mortgage loans	786	653	1,808	1,375
Fees on sales of investment products	622	905	1,322	1,727
Trust and investment management fees	2,370	2,505	4,657	4,902
Insurance agency commissions	1,040	1,357	3,090	3,443
Income from bank owned life insurance	725	727	1,436	1,441
Visa check fees	748	761	1,386	1,457
Other income	1,858	1,506	3,399	3,161
Total noninterest income	11,030	11,695	23,004	24,391
Noninterest expenses:
Salaries and employee benefits	13,704	13,862	26,908	27,625
Occupancy expense of premises	2,548	2,619	5,323	5,418
Equipment expenses	1,374	1,560	2,888	2,999
Marketing	485	488	905	985
Outside data services	961	1,081	1,767	2,203
FDIC insurance	2,790	421	3,749	813
Amortization of intangible assets	1,047	1,117	2,102	2,241
Other expenses	3,949	3,738	7,466	7,305
Total noninterest expenses	26,858	24,886	51,108	49,589
Income (loss) before income taxes	(1,995)	7,739	141	19,644
Income tax expense (benefit)	(1,715)	2,088	(1,796)	5,788
Net income(loss)	$(280)	$5,651	$1,937	$13,856
Preferred stock dividends and discount accretion	1,202	$0	2,402	$0
Net income (loss) available to common shareholders	$(1,482)	$5,651	$(465)	$13,856

Basic net income (loss) per share	$(0.02)	$0.35	$0.12	$0.85
Basic net income (loss) per common share	(0.09)	0.35	(0.03)	0.85
Diluted net income (loss) per share	(0.02)	0.34	0.12	0.84
Diluted net income (loss) per common share	(0.09)	0.34	(0.03)	0.84
Dividends declared per share	0.12	0.24	0.24	0.48

Sandy Spring Bancorp, Inc. and Subsidiaries
Historical Trends in Quarterly Financial Data (Unaudited)
(Dollars in thousands, except per share data)

	2009		2008
	Q2	Q1	Q4	Q3	Q2	Q1
Profitability for the quarter:
Tax-equivalent interest income	$39,791	$39,737	$42,194	$43,228	$42,906	$45,062
Interest expense	14,220	13,703	14,356	13,961	14,726	17,343
Tax-equivalent net interest income	25,571	26,034	27,838	29,267	28,180	27,719
Tax-equivalent adjustment	1,123	1,009	1,164	1,180	1,061	1,140
Provision for loan and lease losses	10,615	10,613	17,791	6,545	6,189	2,667
Noninterest income	11,030	11,974	10,973	10,879	11,695	12,696
Noninterest expenses	26,858	24,250	27,233	25,267	24,886	24,703
Income (loss) before income taxes	(1,995)	2,136	(7,377)	7,154	7,739	11,905
Income tax expense (benefit)	(1,715)	(81)	(3,941)	1,795	2,088	3,700
Net Income (loss)	(280)	2,217	(3,436)	5,359	5,651	8,205
Net Income (loss) available to common shareholders	(1,482)	1,017	(3,770)	5,359	5,651	8,205
Financial ratios:
Return on average assets	-0.17%	0.12%	-0.42%	0.67%	0.73%	1.07%
Return on average common equity	-1.90%	1.32%	-4.70%	6.64%	7.09%	10.45%
Net interest margin	3.11%	3.39%	3.73%	4.02%	3.96%	3.99%
Efficiency ratio - GAAP *	75.70%	65.54%	72.34%	64.84%	64.11%	62.90%
Efficiency ratio - Non-GAAP *	70.58%	61.29%	62.41%	58.27%	59.73%	59.18%
Per share data:
Basic net income (loss) per share	$(0.02)	$0.14	$(0.21)	$0.33	$0.35	$0.50
Basic net income (loss) per common share	$(0.09)	$0.06	$(0.23)	$0.33	$0.35	$0.50
Diluted net income (loss) per share	$(0.02)	$0.13	$(0.21)	$0.33	$0.34	$0.50
Diluted net income (loss) per common share	$(0.09)	$0.06	$(0.23)	$0.33	$0.34	$0.50
Dividends declared per common share	$0.12	$0.12	$0.24	$0.24	$0.24	$0.24
Book value per common share	$18.92	$19.06	$19.05	$19.51	$19.56	$19.50
Average fully diluted shares	16,444,252	16,433,788	16,434,214	16,418,588	16,427,213	16,407,778
Noninterest income breakdown:
Securities gains	$30	$162	$1	$9	$79	$574
Service charges on deposit accounts	2,851	2,863	3,297	3,249	3,202	3,030
Gains on sales of mortgage loans	786	1,022	516	397	653	722
Fees on sales of investment products	622	700	928	820	905	822
Trust and investment management fees	2,370	2,287	2,201	2,380	2,505	2,397
Insurance agency commissions	1,040	2,050	1,183	1,282	1,357	2,086
Income from bank owned life insurance	725	711	719	742	727	714
Visa check fees	748	638	691	727	761	696
Other income	1,858	1,541	1,437	1,273	1,506	1,655
Total	11,030	11,974	10,973	10,879	11,695	12,696
Noninterest expense breakdown:
Salaries and employee benefits	$13,704	$13,204	$13,441	$11,949	$13,862	$13,763
Occupancy expense of premises	2,548	2,775	2,612	2,732	2,619	2,799
Equipment expenses	1,374	1,514	1,642	1,515	1,560	1,439
Marketing	485	420	652	526	488	497
Outside data services	961	806	1,054	1,116	1,081	1,122
FDIC insurance	2,790	959	458	480	421	392
Amortization of intangible assets	1,047	1,055	1,103	1,103	1,117	1,124
Goodwill impairment loss	0	0	1,909	2,250	0	0
Other expenses	3,949	3,517	4,362	3,596	3,738	3,567
Total	26,858	24,250	27,233	25,267	24,886	24,703

*
The GAAP based efficiency ratio is noninterest expenses divided by net interest income plus noninterest income from the Consolidated Statements of Income.  The traditional, non-GAAP efficiency ratio excludes intangible asset amortization expenses from noninterest expenses; excludes security gains from noninterest income; and adds the tax-equivalent adjustment to net interest income.  See the Reconciliation Table included with these Historical Trends in Quarterly Financial Data.

Sandy Spring Bancorp, Inc. and Subsidiaries
Historical Trends in Quarterly Financial Data (Unaudited)
(Dollars in thousands, except per share data)

	2009		2008
	Q2	Q1	Q4	Q3	Q2	Q1
Balance sheets at quarter end:
Residential mortgage loans	$450,500	$461,359	$457,571	$452,815	$461,000	$459,768
Residential construction loans	138,923	163,861	189,249	221,630	199,602	183,690
Commercial mortgage loans	862,315	859,882	847,452	804,728	752,905	732,692
Commercial construction loans	199,278	222,805	223,169	247,930	273,059	256,714
Commercial loans and leases	333,025	342,870	366,978	358,097	356,256	354,509
Consumer loans	405,348	411,068	406,227	397,218	386,126	376,650
Total loans and leases	2,389,389	2,461,845	2,490,646	2,482,418	2,428,948	2,364,023
Less: allowance for loan and lease losses	(58,317)	(59,798)	(50,526)	(38,266)	(33,435)	(27,887)
Net loans and leases	2,331,072	2,402,047	2,440,120	2,444,152	2,395,513	2,336,136
Goodwill	76,816	76,816	76,248	75,701	78,376	78,111
Other intangible assets, net	10,080	11,128	12,183	13,286	14,390	15,507
Total assets	3,617,497	3,519,432	3,313,638	3,195,117	3,164,123	3,160,896
Total deposits	2,650,845	2,553,912	2,365,257	2,248,812	2,294,791	2,340,568
Customer repurchase agreements	98,827	91,928	75,106	77,630	93,919	101,666
Total stockholders' equity	391,262	392,522	391,862	319,700	320,218	318,967
Quarterly average balance sheets:
Residential mortgage loans	$477,955	$481,721	$457,956	$463,778	$470,144	$463,597
Residential construction loans	150,914	176,811	208,616	210,363	193,822	174,626
Commercial mortgage loans	862,658	854,402	833,752	779,652	733,905	690,289
Commercial construction loans	216,897	224,229	236,176	253,806	261,360	266,098
Commercial loans and leases	341,039	359,820	361,731	356,327	359,287	351,862
Consumer loans	408,200	408,843	400,937	391,640	380,911	378,261
Total loans and leases	2,457,663	2,505,826	2,499,168	2,455,566	2,399,429	2,324,733
Securities	772,878	536,981	431,858	423,082	431,182	427,819
Total earning assets	3,298,923	3,117,590	2,972,173	2,898,968	2,862,012	2,795,453
Total assets	3,549,185	3,375,715	3,235,432	3,167,145	3,134,440	3,072,428
Total interest-bearing liabilities	2,595,303	2,471,762	2,405,890	2,363,299	2,344,266	2,311,629
Noninterest-bearing demand deposits	527,713	476,361	458,538	453,281	441,330	412,369
Total deposits	2,581,837	2,431,471	2,305,880	2,264,990	2,306,867	2,260,837
Customer repurchase agreements	93,980	69,212	84,012	81,158	92,968	94,841
Stockholders' equity	393,201	391,673	342,639	321,028	320,409	315,755
Capital and credit quality measures:
Average equity to average assets	11.08%	11.60%	10.59%	10.14%	10.22%	10.28%
Loan and lease loss allowance to loans and leases	2.44%	2.43%	2.03%	1.54%	1.38%	1.18%
Nonperforming assets to total assets	4.05%	3.57%	2.18%	2.14%	2.05%	1.48%
Annualized net charge-offs (recoveries) toaverage loans and leases	1.97%	0.22%	0.88%	0.28%	0.11%	(0.02)%
Miscellaneous data:
Net charge-offs (recoveries)	$12,095	$1,341	$5,531	$1,714	$641	$(129)
Nonperforming assets:
Non-accrual loans and leases	123,117	110,761	67,950	64,246	60,373	37,353
Loans and leases 90 days past due	16,004	9,545	1,038	2,074	2,538	8,244
Restructured loans and leases	395	395	395	395	655	655
Other real estate owned, net	6,829	5,094	2,860	1,698	1,352	661
Total nonperforming assets	146,345	125,795	72,243	68,413	64,918	46,913

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES (Unaudited)
(Dollars in thousands and tax-equivalent)

	Three Months Ended June 30,
	2009			2008
			Annualized			Annualized
	Average		Average	Average		Average
	Balances	Interest	Yield/Rate	Balances	Interest	Yield/Rate
Assets
Residential mortgage loans	$477,955	$7,040	5.89%	$470,144	$7,127	6.06%
Residential construction loans	150,914	1,878	4.99	193,822	2,826	5.86
Commercial mortgage loans	862,658	13,224	6.15	733,905	12,421	6.81
Commercial construction loans	216,897	1,561	2.89	261,360	3,455	5.32
Commercial loans and leases	341,039	4,593	5.40	359,287	6,000	6.71
Consumer loans	408,200	4,023	3.95	380,911	4,989	5.27
Total loans and leases	2,457,663	32,319	5.27	2,399,429	36,818	6.16
Securities	772,878	7,428	3.87	431,182	5,913	5.55
Interest-bearing deposits with banks	66,533	43	0.26	4,128	24	2.33
Federal funds sold	1,849	1	0.18	27,273	151	2.23
TOTAL EARNING ASSETS	3,298,923	39,791	4.84%	2,862,012	42,906	6.03%

Less: allowance for loan and lease losses	(60,859)			(28,450)
Cash and due from banks	44,015			48,929
Premises and equipment, net	50,910			53,476
Other assets	216,196			198,473
Total assets	$3,549,185			$3,134,440

Liabilities and Stockholders' Equity
Interest-bearing demand deposits	$254,392	$106	0.17%	$251,190	$180	0.29%
Regular savings deposits	154,314	66	0.17	159,888	127	0.32
Money market savings deposits	813,972	3,406	1.68	684,663	2,683	1.58
Time deposits	831,446	6,342	3.06	769,796	7,593	3.97
Total interest-bearing deposits	2,054,124	9,920	1.94	1,865,537	10,583	2.28
Borrowings	541,179	4,300	3.19	478,729	4,143	3.48
TOTAL INTEREST-BEARING LIABILITIES	2,595,303	14,220	2.20	2,344,266	14,726	2.53

Noninterest-bearing demand deposits	527,713			441,330
Other liabilities	32,968			28,435
Stockholder's equity	393,201			320,409
Total liabilities and stockholders' equity	$3,549,185			$3,134,440

Net interest income and spread		25,571	2.64%		28,180	3.50%
Less: tax equivalent adjustment		1,123			1,061
Net interest income		24,448			27,119

Interest income/earning assets			4.84%			6.03%
Interest expense/earning assets			1.73			2.07
Net interest margin			3.11%			3.96%

*
Interest income includes the effects of annualized taxable-equivalent adjustments (reduced by the nondeductible portion ofinterest expense) using the appropriate marginal federal income tax rate of 35.00% and, where applicable, the marginal state income tax rate of 7.50% (or a combined marginal federal and state rate of 39.88%) for 2009 and 2008, to increase tax-exempt interest income to a taxable-equivalent basis.  The annualized taxable-equivalent adjustments utilized in the above table to compute yields aggregated to $4,524,000 in 2009 and $4,267,000 in 2008.

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES (Unaudited)
(Dollars in thousands and tax-equivalent)

	Six Months Ended June 30,
	2009			2008
			Annualized			Annualized
	Average		Average	Average		Average
	Balances	Interest	Yield/Rate	Balances	Interest	Yield/Rate
Assets
Residential mortgage loans	$479,828	$14,225	5.93%	$466,870	$14,422	6.18%
Residential construction loans	163,791	4,250	5.23	184,224	5,596	6.11
Commercial mortgage loans	858,553	26,490	6.22	712,097	24,269	6.85
Commercial construction loans	220,542	3,382	3.09	263,729	7,881	6.01
Commercial loans and leases	350,377	9,438	5.43	355,575	12,546	7.09
Consumer loans	408,520	8,047	3.97	379,586	10,669	5.65
Total loans and leases	2,481,611	65,832	5.34	2,362,081	75,383	6.41
Securities	655,581	13,604	4.22	429,500	12,082	5.70
Interest-bearing deposits with banks	69,038	89	0.26	5,538	73	2.63
Federal funds sold	2,527	3	0.22	31,613	430	2.74
TOTAL EARNING ASSETS	3,208,757	79,528	5.00%	2,828,732	87,968	6.25%

Less: allowance for loan and lease losses	(57,158)			(27,147)
Cash and due from banks	45,511			49,545
Premises and equipment, net	51,158			53,920
Other assets	214,663			198,384
Total assets	$3,462,931			$3,103,434

Liabilities and Stockholders' Equity
Interest-bearing demand deposits	$248,627	$227	0.18%	$246,184	$351	0.29%
Regular savings deposits	150,945	121	0.16	156,626	247	0.32
Money market savings deposits	763,912	5,822	1.54	696,836	7,350	2.12
Time deposits	841,407	13,205	3.16	757,356	15,657	4.16
Total interest-bearing deposits	2,004,891	19,375	1.95	1,857,002	23,605	2.56
Borrowings	528,983	8,548	3.26	470,945	8,464	3.61
TOTAL INTEREST-BEARING LIABILITIES	2,533,874	27,923	2.22	2,327,947	32,069	2.77

Noninterest-bearing demand deposits	502,179			426,850
Other liabilities	34,436			30,555
Stockholder's equity	392,442			318,082
Total liabilities and stockholders' equity	$3,462,931			$3,103,434

Net interest income and spread		51,605	2.78%		55,899	3.48%
Less: tax equivalent adjustment		2,132			2,201
Net interest income		49,473			53,698

Interest income/earning assets			5.00%			6.25%
Interest expense/earning assets			1.76			2.28
Net interest margin			3.24%			3.97%

*
Interest income includes the effects of annualized taxable-equivalent adjustments (reduced by the nondeductible portion ofinterest expense) using the appropriate marginal federal income tax rate of 35.00% and, where applicable, the marginal state income tax rate of 7.50% (or a combined marginal federal and state rate of 39.88%) for 2009 and 2008, to increase tax-exempt interest income to a taxable-equivalent basis.  The annualized taxable-equivalent  adjustments utilized in the above table to compute yields aggregated to $4,299,000 in 2009 and $4,431,000 in 2008.